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                         STANDARD FORM OF OFFICE LEASE
                    The Real Estate Board of New York, Inc.
                    ---------------------------------------

                  Agreement of Lease, made as of this 20 day of June 1997, between 40 Wall Development Associates, LLC, a limited liability company having an office at 725 Fifth Avenue, New York, NY 10022

                  Party of the first part, hereinafter referred to as OWNER/ and or Landlord and Internet Financial Services, Inc., a Delaware corporation and A.B. Watley, Inc., a New York corporation, each having an office at 33 West 17th Street, New York, NY 10011, jointly and severally constituting the party of the second part, hereinafter referred to as TENANT, WITNESSETH: owner hereby leases to Tenant and Tenant hereby hires from Owner the entire twenty-seventh (27th) floor as shown on Exhibit A-1 and part of the twenty-eight (28th) floor as shown on Exhibit A-2 in the Building known as 40 Wall Street, in the Borough of Manhattan, City of New York, for the term of as specified in Article 37.01 hereof, at an annual rental rate of specified in Article 38.01 (a) hereof

                  Which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

                  The parties hereto, for themselves, their heir, distributees, executors, administrators, legal representatives, successors and assigns, hereby convent as follows:

                  Rent

                  1. Tenant shall pay the rent as above and as hereinafter provided.

                  Occupancy

                  2. Tenant shall use and occupy demised premises for the purposes specified in Article 44 here.

                  Tenant Alterations

                  3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner (1), and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first (2) approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approval and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractor to carry such workman's compensation, general liability, personal and property damage insurance as Owner may (2) require. If any mechanic lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to be have been done for, or material furnished, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant (3), at Tenant's expense, by filing the bond required by law (4). Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

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                  Maintenance and Repairs

                  4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises (5) or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting form carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or and for no other purposes which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installations, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems(to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in article 9 hereof.

                  Window Cleaning:

                  5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned form outside in violation of
Section 202 or the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.


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                  Requirements of law, Fire Insurance, Floor Loads:

                  6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations or the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's (6) use or manner of use thereof, (including tenant's permitted use) or, with respect to the building if arising out of Tenant's (7) use or manner of the premises or the building (including the (7) use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alternations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's (8) satisfaction limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company (2) satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance (9) at any time carried by or for the benefit or Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect (10) the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be (11) then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at tenant's expense, in setting sufficient, in Owner's (8) judgement, to absorb and prevent, vibration, noise and annoyance.(see Article 46 of Rider)

                  Subordination:

                  7. (See Article 41 of Rider)

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                  Property Loss, Damage, Reimbursement, Indemnity:

                  8. Owner of its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence (12) of Owner, (13) its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building caused by operations in construction of any private, public or quasi public work.

                  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct (?) of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenants liability under this lease Extends to the acts sand omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant upon written notice from Owner, will at Tenant's expense, resist or defend such action or proceeding by counsel (?) approved by Owner in writing, such approval not to be unreasonably withheld
(14).

                  Destruction, Fire and Other Casualty:

                  9. (a) If the demised premises or any part of thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (15) (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as ion hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within (16) days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than (17) days after the giving of such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays to adjustment of insurance claims, labor troubles and causes beyond Owner's control. (18) After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume (19) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained herein above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver or subrogation. Tenant acknowledges that owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

                  Eminent Domain:

                  10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenants, entire interest in any such award. (20) (See Article 54 of Rider)

                  Assignment, Mortgage, Etc.:

                  11. Tenant, for itself , its heirs, distributees, executors, administrators, legal representatives, succcessors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of owner in each instance. Transfer of the majority of the stock of corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. (See Article 42 of Rider)

                  Electric Current:

                  12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in Rider attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which , in Owners opinion, reasonably exercised, will overload such installations, or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain (21).

                  Access to Premises:

                  13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times (22) to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits therein provided they are concealed within the walls, floor, or ceiling (23). Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting and eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption or otherwise (24). Throughout the term hereof Owner shall have the right (25) to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises (26) Owner or Owner's agent may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents, liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

                  Vault, Vault Space, Area:

                  14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and / or occupy, is to be used and / or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                  Occupancy:

                  15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy, issued for the building of which the demised premises are part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record (27)

                  Bankruptcy:

                  16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease maybe cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (28) as the debtor; or (2) the making by Tenant or an assignment or any other arrangement for the benefit or creditors under any state statue. Neither Tenant (28) not any person claiming through or under Tenant (28) or by reason of any statue or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                      (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the differences between the rent reserved hereunder for the unexpired, portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the differences between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at rate of (29) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such, termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred above.

                  Default:

                  17. (1) If Tenant defaults in fulfilling any of the covenants of this lease, or if the demised premises become vacant (30) or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under $235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the said expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied, within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                      (2) If the notice provided for in (1) hereof have shall been given, and the term shall expire as aforesaid; then and in any of such events Owner may without (31) notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

                  Remedies of Owner and Waiver of Redemption:

                  18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charges a higher rental than that in this lease and /or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's convents herein contained, any deficiency between the rent hereby reserved and /or covenanted to be paid and the pet amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner as owner may incur in connections with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner" option, make such alterations, repairs, replacing and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacement, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in any event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

                  Fees an Expenses

                  19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed (32) under or by virtue of any of the terms or provisions in any article of this lease, then unless otherwise provided elsewhere in this lease. Owner may immediately or at any time thereafter and without (31) notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or (33), then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within (34) days of rendition of any bill or statement Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

                  Building Alterations and Management

                  20. Owner shall have the right at any time without the same constituting an eviction an without incurring liability to Tenant therefore to change the arrangement and /or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known (35). There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements
(35). Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

                  No Representations by Owner:

                  21: Neither Owner nor Owner's agents have made any representations or promises with respect to the physical conditions of the building, the land upon which It is erected or the demised premises , the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the same time such possession was so taken, except as to latent defects. (36) All understandings an agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                  End of Term:

                  22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted and Tenant shall remove all its property. (37) Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day. (See Article 54 of Rider)

                  Quiet Enjoyment:

                  23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, Nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore metioned.

                  Failure to Give Possession:

                  24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant of occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured of for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's liability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenants covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

                  No Waiver:

                  25. The failure of Owner (38) to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lessor amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of the keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

                  Waiver of Trial by Jury :

                  26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or Counterclaim by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease , the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature of description in any such proceeding including a counterclaim under Article 4 (39).

                  Inability to Perform:

                  27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or delayed in supplying and service expressly or implied to be supplied or unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but in limited to government preemption in connection with a Nation Emergency or reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of the supply and demand which have been or are affected by war or other emergency.

                  Bills and Notices:

                  28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing (40), delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address at Owner (38) shall designate by written notice (41).

                  Services Provided by Owners:

                  29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m to 6p.m and have one elevator subject to call at all times; (b) heat to the required premises when and as required by law, on business days from 8a.m to 6 p.m: (c) water for ordinary lavatory purposes , but if Tenant uses or consumes water for any other purposes on in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d)cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e)if the demised premises are serviced to by Owner's air-conditioning /cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays , holidays excepted0 from 8:00 am to 6:00p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays, or on holidays. Owner will furnish the same at Tenant's expense. (f) Owner reserves the right to stop services of the heating, elevators, plumbing , air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacement or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence. (See Article 55 of Ride)

                  Captions:

                  30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

                  Definitions:

                  31. The term "office" or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant , shop, booth, bootblack of other stand barber shop or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building , or of the land and building of which the demised premises form a part so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sunday's and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

                  Adjacent, Excavation- Shoring:

                  32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

                  Rules and Regulations:

                  33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt (42), Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness Of any additional Rule or Regulation upon Tenant's part shall be deeemed waived unless the same shall be asserted by service of notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                  Security:

                  34. (See Article ?????)

                  Estoppel Certificate:

                  35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and , if so, specifying each such default.

                  Successors and Assigns:

                  36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

Articles 37 through 61, inclusive, are annexed hereto and incorporated herein.

                  In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                      600 Third Avenue Associates
                                        By: Sumitomo Corporation of America, its
                                        General Partner

 ....................................    By:.................................


Witness for Tenant:                               A.B. Watley, Inc.


 ....................................    By:.................................


                                 ACKNOWLEDGMENTS


CORPORATE OWNER                                                        COROPORATE OWNER
STATE OF NEW YORK,                                                     STATE OF NEW YORK,
County of                                                              County of

On this.......day of.....................19....., before me            On this.........day of...........19....., before me to
personally came                                                        personally came
to me known, who being by me duly sworn, did depose                    to me known, who being by me duly sworn,
and say that he resides                                                did depose and say that he
in                                                                     in
that he is the.......................of....................            that he is the................of.......................
the corporation described in and which executed                        the corporation described in and which
the foregoing instrument, as the corporation                           executed the foregoing instrument, as
described in and which                                                 TENANT; that he knows the seal of said
OWNER: that he knows the seal of said corporation;                     corporation; that the seal affixed to said
that the seal affixed to said                                          instrument is such corporate seal; that
instrument is such corporate seal; that it was so                      it was so affixed by order of the Board
affixed by order of the Board of                                       of Directors of said corporation
Directors of said corporation, and that he signed                      and that he signed his name thereto by
his name thereto by like order.                                        Like order

 ...........................................................            ...............................................

INDIVIDUAL OWNER                                                       INDIVIDUAL TENANT
STATE OF NEW YORK,                                                     STATE OF NEW YORK,
County of                                                              County of

On this ................day of ....................19......            On this ........day of ..............19........
before me                                                              before me

Personally came                                                        personally came

To me known and known to me to be the individual                       to me know to me to be the individual
Describe in and who, as OWNER, executed the                            described in and who, as TENANT,
foregoing instrument and                                               executed the foregoing instrument
Acknowledged to me that.............................he                 and acknowledged to me that
executed the same                                                      ...................he executed the same.

 ..................................................                     ..................................................


                                   INDEX-RIDER
                                   -----------

ARTICLE                                                                     PAGE
-------                                                                     ----

37       Commencement and Expiration Dates, Delivery of Possession..........  1
38       Rents..............................................................  2
39       Tax Escalation.....................................................  3
40       Expense Escalation.................................................  5
41       Subordination, Notice to Lessors and Mortgages.....................  8
42       Assignment and Subletting..........................................  10
43       Brokers............................................................  18
44       Use................................................................  18
45       Waivers............................................................  18
46       Legal Compliance - ADA and Hazardous Materials.....................  19
47       Signs; Lobby Directory Space.......................................  20
48       Delinquent Payments................................................  20
49       Holdover...........................................................  20
50       Tenant's Remedies..................................................  21
51       Alterations........................................................  21
52       Not an offer.......................................................  22
53       Tenant's Property..................................................  22
54       Eminent Domain.....................................................  23
55       Heating and Air Conditioning.......................................  23
56       Non-Liability and Indemnification..................................  23
57       Insurance..........................................................  24
58       Parties Bound......................................................  26
59       Arbitration........................................................  27
60       Electricity........................................................  27
61       Curing Tenant's Defaults, Additional Rent..........................  29
62       Ground Lease Provisions............................................  29
63       Trump Name.........................................................  30
64       ICIP, Tax and Energy Abatements....................................  31
65       Security...........................................................  32
66       Tenant's Right of Cancellation.....................................  34
67       Tenant's Right of First Offer......................................  34

         Exhibit A - Floor Plan
         Exhibit B - Decsription of Land
         Exhibit C - Rent Schedule
         Exhibit D - Work Letter
         Exhibit E - Definitions
         Exhibit F - sCleaning Schedule

         ADDITIONAL CLAUSES attached to and forming a part of Lease dated June 20, 1997, by and between
         40 Wall Development Associates, LLC, Landlord, or Owner, and Internet Financial Services and A.B. Watley, INC., Tenants.

--------------------------------------------------------------------------------


         The Provisions of this Rider shall supersede any inconsistent provisions contained in the printed portion of the Lease.


37.      COMMMENCEMENT AND EXPIRATION DATES; DELIVERY OF PROSSESSION.
         -----------------------------------------------------------

         37.01 The term of this lease shall commence on a date (hereinafter referred to as the "Commencement Date") which shall be the later of (a) the day on which the Preliminary Installations as defined in Exhibit D in the Demised Premises have been completed Landlord or (b) 90 days from the date this lease is executed and shall end at noon on the last day of the month which is ten (10) years after the Rent Commencement Date (which ending date is hereinafter referred to as the "Expiration Date" ) or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the Commencement Date Landlord and Tenant shall enter into a recordable supplementary agreement fixing the dates of the Commencement Date and the Expiration Date and if they cannot agree theron within fifteen (15) days after Landlord's request therefore, such dates shall be determined by arbitration in the manner provided in Article 59.

         37.02 The Demised Premises shall be completed and prepared for Tenant's occupancy utilizing the materials, fixtures and equipment, as and to the extent set forth in the plans and specifications to be submitted by Tenant pursuant to Exhibit D annexed hereto and made a part hereof.

         37.03 All installations, materials and work which may be required or desired by Tenant to alter, improve, equip, decorate and furnish the Demised Premises for Tenant's occupancy shall be accordance with Exhibit D.

         37.04 It shall be conclusively presumed that the Demised Premises were in satisfactory condition as of the date Landlord completes the Preliminary Installations, unless within (30) days after the Commencement Date, Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition. Notwithstanding the taking of possession by Tenant, Landlord shall be obligated to complete and defective or incomplete portion of Landlord's work as promptly and diligently as reasonably possible.

         37.05 Provided Tenant shall not hamper or delay Landlord's completion of the Preliminary Installations, Tenants shall have the right to enter the demised Premises and begin its installation upon the execution and delivery of this lease, upon all of the terms, covenants and conditions of this lease except for the covenant to pay rent and additional rent.

38.      RENTS
         -----

         38.01 The rents reserved under this lease, for the term thereof, shall be and consist of:

               (a) "rent" or "fixed rent" as specified on Exhibit C annexed hereto and made a part hereof.

Fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, an amount equal to the first month's rent becoming due under this lease); and

               (b) "additional rent" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent);

All fixed rent and additional rent shall be paid to Landlord and its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

         38.02 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without any abatement, deduction or setoff whatsoever, except as and to the extent expressly provided in this lease and except as to additional rent, without demand

         38.03 The "Rent Commencement Date" shall be the date which is seventeen
(17) months after the Commencement Date. If the Commencement Date occurs on a day other than the first day of calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

39.      TAX ESCALATION.
         --------------

         39.01 For the purposes of this Article 39:

               (a) "Taxes" shall mean the real estate taxes and assessments and special assessments (including, but not limited in any respect to any business improvement district assessments) imposed upon the Property. If at any time during the term of this lease the methods of taxation prevailing on the Commencement Date shall be altered so that in lieu of or as an addition to or as a substitute for the while or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on the Property, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therfrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

               (b) "Base Tax Rate" shall mean the Taxes (as finally determined) assessed against the Property for calendar year 2000;

               (c) "Tax Year" shall mean the fiscal or calendar year for which Taxes are levied by the governmental authority;

               (d) "Tenant's Proportionate Share" shall mean for purposes of this Article 39 and all calculations in connection herewith 1.672%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 19,331 square feet and that the agreed rentable square foot area of the Building shall be deemed to be 1,156,005 square feet.

               (e) "Tenant's Projected Share of Taxes" shall mean the "Tax Payment" (as hereinafter defined), if any, made by Tenant for the immediately preceding Tax Year ( or in the case of the first Tax Year during which Landlord shall be entitled to a Tax Payment) divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

         39.02 If the Taxes for any Tax Year, including the Tax Year in effect on the Commencement Date, shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the "Tax Payment".) The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment. If the Taxes for any Tax Year are payable to the taxing authority or Land lord's mortgage on an installment basis, Landlord may serve demands upon , and the Tax Payment with respect to such Tax Year shall be payable by, Tenant on a corresponding installment basis.

         39.03 Notwithstanding the fact that the increase in rent is measured by an increase in taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that the Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of the Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

         39.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Property. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant' Proportionate Share of increases in Taxes, or received the benefit of any decreases, Landlord shall, after deducting its expenses, including without limitation, customary attorneys' fees and disbursements in connection with such rebate, reduction other benefit to Tenant (such expenses being hereafter referred to as "Tax Expenses"), either (i) return Tenant's Proportionate Share of such rebate to Tenant or, (ii) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Share of such Tax Expense.

         39.05 After the Commencement Date Landlord shall furnish Tenant with a statement setting forth the Base Tax Rate and, at the expiration of any Tax Year thereafter Landlord shall furnish Tenant with a statement setting forth Tenant's Proportionate Share of Taxes. The statement furnished under this section 39.05 is hereinafter referred to as a "Tax Statement". Commencing on the first day of the first calendar month of the first Tax Year for which Landlord shall be entitled to receive a Tax Payment, and on the first day of each calendar month thereafter throughout the term hereof, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Shares of Taxes. Upon each date that a tax payment or and installment on account thereof shall be due from Tenant pursuant to the terms of Section 39.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event the aggregate amount previously paid by Tenant shall be insufficient to discharge full such Tax Payment or installment , Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of
Section 39.02, and Tenant shall forthwith pay the amount of such insufficiency to Landlord. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall upon Tenant's request either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount to any difference to Tenant.

         39.06 Tenant shall pay to Landlord as additional rent, any occupancy tax or rent tax imposed, levied or assessed by any laws and/ or requirements of public authorities, whether now in effect or hereinafter enacted, if payable by Landlord in the first instance or here after required to be paid by Land lord based upon Tenant's occupancy of the Demised Premises; provided , however, that Tenant shall not be required to pay any income, franchise, profits or similar taxes personal to Landlord, except as otherwise provided in Section 39.01 (a) hereof.

40.      EXPENSE ESCALATION.
         ------------------

         40.01 For purposes of this Article 40:

               (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Property including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Property;
(ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the Building and/or used in the operation of all of the service facilities of the building and the cost of all charges for electricity furnished to the public and service areas of the Property and/or used in the operation of all of the service facilities of the Property including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the property to the extent that such insurance is required to be carried by Landlord under any superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of Property comparable to the Property; (v) the cost of all building and cleaning supplies for the property and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning, rubbish removal, waste recycling and service contracts for the Property (if no management, security, cleaning, rubbish removal, waste recycling and service contracts for the Property ( if no managing agent employed by Landlord, there may be included in Operating Expenses a sum not exceeding 4% of all rents, additional rents and other charges collected from tenants or other permitted occupants of the Property); (vii) the cost of rental of equipment used in the maintenance and operation of the Building and of capital equipment designed to result in savings or reductions in Operating Expenses and (viii) the cost incurred in connection with the maintenance and repair of the Property. Provision in this lease for an expense item to be Landlord's expense or at Landlord's expense shall not affect the inclusion thereof, to the extent above provided, in Operating Expenses. Operating Expenses shall not include (A) administrative wages and salaries; (B) renting commissions; (C) franchise taxes or income taxes of Landlord; (D) Taxes on the Property; (E) costs of initial improvements, painting and decorating of any occupant's space; (F) interest and amortization under mortgages; and (G) expenditures for capital improvements except (1) for capital improvements which under generally applied real estate practice are expensed or regarded as deferred expenses and (2) for capital improvements required by law or (3)for capital improvements which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but, not more than ten years, with an interest factor equal to two (2%) percent above the prime rate of Citibank, N.A. at the time of Landlord's having incurred said expenditure;

           If during all or part of the "Base Operational Year" or any other "Operational Year" (as such terms are hereinafter defined), Landlord shall not furnish any particular item(s) of work service (which would otherwise constitute an Operating Expense hereunder) to office portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service or required or desired by the tenant of such portion, or (iii) such tenant is itself obtaining and providing such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had its own expense furnished such item of work or services to such portion of the Building or to such tenant.

           (b) "Operational Year" shall mean each calendar year during the team hereof after the Base Operational Year (as hereinafter defined);

           (c) "Base Operational Year" shall be calendar 1998;

           (d) "Tenant's Proportionate Share" shall mean purposes of Article 40 of this lease and all calculations in connection herewith 1.778%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below and the denominator of which is the agreed rentable square foot area of the Building as set forth below excluding the ground floor, mezzanine and second floor retail space. The parties agree that the rentable square foot area of the building excluding the ground floor and second floor retail space shall be deemed to the 1,087,178 square feet; and

           (e) "Tenant's Projected Share of Operating Expenses" shall mean Tenant's "Operating Expense Payment" (as hereinafter defined), if any, for the prior Operational Year (or in the case of the calendar year 1999, an amount equal to Landlord's reasonable good faith estimate of the first Operating Expense Payment) divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

     40.02 After the expiration of the Base Operational Year, Landlord shall furnish Tenant with a statement (hereinafter referred to as the "Base Statement") of the Operating Expenses for the Base Operational Year. After the expiration of each Operational Year thereafter, Landlord shall furnish Tenant with a written detailed statement setting forth the aggregate amount of the

Operating Expenses for the prior Operational Year. The statement furnished under the second sentence of this Section 40.02 is hereinafter referred to as an "Operating Statement"

           40.03 If the Operating Expenses for any Operational Year shall be more than the Operating Expenses in the Base Optional Year, Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenants Proportionate Share of the amount by which the Operating Expenses for such Operational Year are greater than the Operating Expenses in the Base Operational Year. (The amount payable by Tenant is hereinafter referred to as the "Operating Expense Payment"). The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this lease. The Operating Expense Payment shall be payable by Tenant within (10) day after receipt of the Operating Statement.

           40.04 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenants Projected Share of Operating Expenses. If the Operating Statement furnished by the Landlord to Tenant at the end of then Operational year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall forthwith, at Tenant's request either (i) pay the amount of excess directly to tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded the aggregate of Tenant's Projected Share of Operating Expenses for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

           40.05 The Base Statement and every Operating Statement given by Landlord pursuant to Section 40.02 shall be conclusive and binding upon Tenant unless (a) within sixty (60) days after the receipt of the Base Statement or such Operating Statement, as the case may be, Tenant shall notify Landlord that it disputes the correctness of the Base Statement or Operating Statement, as the case may be, specifying in detail the particular respects in which the Base Statement or Operating Statement, as the case may be, is claimed to be incorrect, and (b) if such dispute shall not have been settled by agreement by the parties then Landlord and Tenant shall each appoint a disinterested person to act as their arbitrator to attempt to settle the dispute within 30 days after their appointment. If the arbitrators so appointed by Landlord and Tenant cannot reach an agreement, then they shall appoint a third impartial and disinterested person to resolve the dispute. If Landlord's and Tenant's arbitrators cannot agree on a disinterested third person to act as arbitrator, the arbitrator shall be appointed by the American Arbitration Association. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of any Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's claim in connection with such dispute. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of additional rent, if any, resulting from compliance with the Operating Statement. Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying Operating

Expenses incurred by Landlord and to have and make copies of any and all available bills and vouchers relating thereto, subject to reimbursement by Tenant of the expense therefor.

         40.06 In the event that during the Base Operational Year or any Operational Year the Building shall have less than 95% occupancy then, and in any such event, the Operating Expenses for the Base Operational Year, or any Operational Year, as the case may be, shall be adjusted to reflect what Operating Expenses would have been were the Building 95% occupied during such periods.

         40.07 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in Articles 39 or 40, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Tenant's liability for the amounts due under Article 39 or this Article 40 shall survive the expiration of the Term.

         40.08 If all or any part of the fixed rent or additional rent payable hereunder shall at any time become uncollectible, reduced or required to be refunded by virtue of any laws and/or requirements of public authorities (including, without limitation, rent control or stabilization laws) then for the period prescribed thereby Tenant shall pay to Landlord the maximum amounts of fixed rent and additional rent permitted pursuant thereto. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord as additional rent, with fifteen (15) days after written demand, all such uncollected, reduced or refunded amounts that would have been payable for the period absent such laws and/or requirements of public authorities; provided that the retroactive collection thereof shall then by lawful.


41.      SUBORDINATION, NOTICE TO LESSORS AND MORTGAGES.
         ----------------------------------------------

         41.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases of the Property now or hereafter existing and to all mortgages which may now hereafter affect Property and/or any of such leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This sections shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease of the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is at the time referred to, subject and subordinate pursuant to this Article are herinafter sometimes referred to as "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor".

         41.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder of each mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

         41.03 If the lessor of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession of foreclosure action or delivery of a new lease or deed, then at the request of such party succeeding to Landlord's rights (herein sometimes referred to as "successor landlord") and upon successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's under this lease, and shall promptly execute and deliver and instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not be:

               (a) liable for any previous act or omission of Landlord (or its predecessor in interest) under this lease;

               (b) bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease.

               (c) Responsible for any monies owing Tenant from Landlord;

               (d) Subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

               (e) Bound by any covenant to undertake or complete any work in Demised Premises or nay portion thereof;

               (f) Required to account for any security deposit other than any security deposit actually delivered to the successor landlord;

               (g) Bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration (provided, with respect to restoration, to the extent that the successor landlord shall have received sufficient casualty insurance proceeds or condemnation awards, as the case may be, to complete such restoration) provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by any obligation to make payment to Tenant with respect to any work performed by or on behalf of Tenant at the Demised Premise.

         41.04 If, in connection with obtaining financing or refinancing for Landlord's interest in the Land and Building a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto provided that such modifications do not materially increase the obligations of Tenant hereunder requirement that the consent of any such lender be given for any modification of this lease or subject to the provisions of this lease, for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created. In the event Tenant fails to execute and deliver to Landlord a duly executed modification or amendment of this lease incorporating such modification within (15) days of request therefor, Landlord may execute such amendment or modification for and on behalf of Tenant as its attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this Section 41.04 on behalf of Tenant.

42.      ASSIGNMENT AND SUBLETTING (Supplementing Article 11).
          ---------------------------------------------------

         42.01 If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall send a notice (hereinafter referred to as the "A/S Notice") thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may at its option (hereinafter referred to as "Landlord's Option"),
(i) sublease such space may at its option (hereinafter referred to as "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth , (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises for the remainder of the
Term), or (iii) terminate this lease with respect to the Leaseback space (if the proposed transaction is a (iii) terminate this lease with respect to the Leaseback space (if the proposed transaction is a sublease of part of the Demised Premises for the remainder of the Term). Landlord's Option may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord; and during such 60-day period Tenant shall not assign lease nor sublet such space to any person.

         42.02 If Landlord exercises Landlord's Option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

         42.03 Landlord exercises Landlord's Option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the reasonable out-of pocket costs to third parties incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised and in complying with any laws and requirements of any public authorities relating to such separation.

         42.04 If Landlord exercises Landlord's Option to sublet the Leaseback Space under Section 42.01, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot or fixed rent and additional rent then payable pursuant to this lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

               (a) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

               (b) be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

               (c) give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designees the option to extend the term of such sublease for the balance of the term of this lease less (1) day;

               (d) provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof without liability to Tenant and shall also provide in substance that any such alterations, decorations, and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

               (e) also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee,
(iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in order and condition.

         42.05 (a) If Landlord exercises Landlord's Option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord or with respect to any acts of the sublessee (or persons acting through or under authority of such sublessee including assignees and invitees of such sublessee);

               (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the Tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

               (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

         42.06 In the event Landlord does not exercise Landlord's Option pursuant to Section 42.01 and providing that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

               (a) Tenant shall have complied with the provisions of Section
42.01 and Landlord shall not have exercised Landlord's Option under said Section
42.01 within the time permitted therefor;

               (b) In Landlord's reasonable judgment the proposed assignee or subtenant in engaged in business and the Demised Premises, or the relevant part thereof, will be used in manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

               (c) The proposed assignee or subtenant is reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

               (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee (all of the foregoing being defined as an "Affiliate" or sublessee, is then an occupant of any part of the Building;

               (e) The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating or has, within six (6) months prior to the date of the A/S Notice, negotiated with to lease space in the Building provided the Landlord has appropriate space available in the Building to lease to such assignee or sublessee;

               (f) The form of the proposed sublease shall be in the form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

               (g) There shall not be more than two entities excluding Affiliates but including Landlord or its designee occupying the Demised Premises at any time;

               (h) The amount of the aggregate rent to the paid by the proposed subtenant is not less than the then current rent per rentable square foot for the Demised Premises then being paid by Tenant (or if lower, the rent then being charged by Landlord in the Building), and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 42.01;

               (i) Tenant shall reimburse Landlord on the demand for any reason able costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the review of any term sheets, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent whether or not granted;

               (j) Tenant shall not have (i) advertised or publicized in any way the availability of the Demised Premises without prior notice to and approval by Landlord (which approval shall not be unreasonably withheld or delayed), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Premises for sublettting or assignment, with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or otherwise at a rental rate less than the greater of (1) the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building; and

               (k) The sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption or (ii) for use by a foreign or domestic governmental agency.

         Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord or any such subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 42.04) shall or will be made except upon compliance with and subject to the provisions of this article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 42.01, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         42.07 In the event that (a Landlord fails to exercise Landlord's Option under Section 42.01 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 42.01 before assigning this lease or subletting all or part of the Demised Premises.

         42.08 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

               (a) No subletting shall be for a term ending later that one (1) day prior to the expiration date of this lease;

               (b) No sublease shall be valid, and no subtenant shall take possession of the Demand Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

               (c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                   (i) Liable for any previous act or omission of Tenant (or its predecessor in interest) under the sublease;

                   (ii) Bound by any previous modification of the sublease, or by any previous prepayment of more than one months fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the Landlord;

                   (iii) Responsible for any monies owing to subtenant from Tenant;

                   (iv) Subject to any credits, offsets, claims, counterclaims, demands or defenses which subtenant may have against Tenant (or its predecessors in interest);

                   (v) Bound by any covenant to undertake or complete any work in the Demised Premises or any portion thereof;

                   (vi) required to account for any security deposit other than any security deposit actually delivered to the Landlord;

                   (vii) Bound by any obligation to make any payment to subtenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration (provided, with respect to restoration, to the extent that the Landlord shall have received sufficient casualty insurance proceeds or condemnation awards, as the case may be, to complete such restoration) provided for under the sublease to be performed after the date of attornment, it being expressly understood, however, that the Landlord shall not be bound by an obligation to make payment to subtenant with respect to any work performed by or on behalf of subtenant at the Demised Premises.

         42.09 If Landlord shall give its consent any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (a) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee (except for rent and additional rent) for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) and less the reasonable costs (hereinafter referred to as the "Assignment Expense") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

               (b) in the case of a sublease, an amount equal to 50% of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term, of the sublease in respect of the subleased space (at the rate per square foot payable by tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less in the case of the sale therof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) and less the reasonablecosts (hereinafter referred to as the "Subletting Expenses") paid by tenant for alteration costs (or contributions in lieu thereof), of advertising, broverage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable under Sections
42.09 (a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant.

         42.10 If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange or on the NASDAQ market, the provisions of Article 11 and this Section 42, shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this lease, and if Tenant is a partnership, joint venture or a limited liability company, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, joint venture or a limited liability company (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership or member interests) which results in a change of control of such partnership, joint venture or a limited liability company, as if such transfer of an interest in the distributions of profits and losses of such partnership, joint venture or a limited liability company which results in a change of control of such partnership, joint venture or a limited liability company were an assignment of this lease. The provisions of Article 11, and Section 42 (except for Sections 42.10, 42.11, and 42.12) shall not apply to transactions as part of a public offering or a transaction with a corporation into which or with which Tenant is merged or consolidated or to which all are substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant herein named on the date of this lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. The provisions of Section 42.10 shall apply to matters or transactions involving either of the two named entities comprising Tenant.

         42.11 Any assignment or transfer, whether made with Landlord's consent pursuant to Article 11 or without Landlord's consent pursuant to Section 42.10, shall be made only if , and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon in it respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding the acceptance of fixed rent not in violation of the provisions of this lease, and notwithstanding such assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named tenant (except if the Tenant is extinguished as a corporate entity in connection with a transaction permitted pursuant to Section42.10 hereof), shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

         42.12 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

         42.13 The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Premises or to the use or occupancy thereof by others.

43.      BROKERS.
         -------

         Tenant warrants and represents that it dealt solely with Cushman & Wakefield, inc. and Joseph P. Day Realty Corp. (hereinafter referred to collectively as the "Broker") as broker and that to Tenant's knowledge no other broker was instrumental in bringing about or procuring this Lease. Tenant agrees to indemnify, defend and hold Landlord harmless from and against the claims of other claims of other brokers or agents for compensation by reason of Tenant's acts. Landlord shall be solely responsible for compensating the Broker pursuant to separate agreement.

44.      USE.
         ---

         44.01 Tenant shall use and occupy the Demised Premises for executive and general offices in connection with a stock brokerage business and for no other purpose.

         44.02 If any governmental license or permit, other that a Certificate of Occupancy which shall be obtained by Landlord after completion of the Basic work, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or in any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and there after maintain such license or permit and submit the same for inspection by Landlord, Tenant, shall at all times comply with the terms and conditions of each license or permit.

         44.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises or do or permit anything to be done in the Demised Premises or do or permit anything to be done in the Demised Premises in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

45.      Waivers
         -------

         (a) Tenant, or Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by due process of law or under the terms of this lease or after the termination of this lease herein provided.

         (b) In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any , to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items its fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. However, Tenant may bring a separate lawsuit against Landlord or may refuse to waive its rights hereunder if such waiver prohibits the Tenant from bringing a separate lawsuit against Landlord.

         (c) Landlord and Tenant hereby waive trial by injury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

         (d) The provisions of Articles 29, 47, and 55 shall be considered expressed agreements Governing the services furnished by Landlord, and Tenant agrees that any laws and/or requirements public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided to Tenant if and to the extent Landlord shall make them available to Tenant.

46.      LEGAL COMPLIANCE - ADA AND HAZARDOUS MATERIALS.
         ----------------------------------------------
         (Supplementing Article 6)

         46.01 Tenant agrees that it shall be solely responsible, at its expense, to cause the Demised Premises to comply with the provisions of the Americans With Disabilities Act of 1990 and any regulations and amendments promulgated pursuant thereto (hereinafter referred to as the "ADA"), following the Commencement Date, and Landlord shall have no obligation whatsoever in connection therewith. Except as herein provided, Landlord agrees that it shall be responsible to comply with the provisions of ADA as to the common areas of the Building and the Preliminary Installations. Within (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies, of any notices alleging violations of the ADA relating to any portion of the Demised Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA relating to any portion of the Demised Premises.

         46.02 Except for fire extinguishers (not utilizing "halon"), Tenant shall not cause, suffer or allow any "Hazardous Material" (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses(including reasonable attorney's fees) which arise during or after the term of this lease as a result of Tenant's breach of its obligations hereunder. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of conditions or any clean-up, remedial work, removal or restoration work in the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials within the Demised Premises caused or permitted by Tenant results in any Hazardous Materials within the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Demised Premises. As used in this paragraph, the term "Hazardous Material" means : (I) polychlorinated biphenyls (PCBs) and (II) hazardous or toxic materials, wastes and substances, including but not limited in any respect to asbestos or asbestos containing materials, which are defined, determined or identified as such pursuant to any applicable federal, state and municipal governmental laws, rules or regulations. Tenant shall also comply with all rules and regulations imposed by Landlord with respect to recycling waste, if required by applicable governmental regulations. Landlord shall have the obligation to remove any Hazardous Materials existing in the Demised Premises prior to the Commencement Date.

47.      SIGNS; LOBBY DIRECTORY SPACES.
         -----------------------------

         47.01 Subject to prior written approval of Landlord, Tenant shall be permitted to install a sign indicating Tenant's name on the exterior of the main entrance door to the Demised Premises. The sign shall conform to Landlord's guidelines for Tenants of the Building.

         47.02 Landlord, at its expense, and on Tenant's request, shall maintain Tenant's proportionate share of the listings on the Building directory based on the size of the Demised Premises. In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall, provided space for such additional or substitute listings is available, maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's reasonable charge for such listings.

48.      DELINQUENT PAYMENTS
         -------------------

         If any amount of fixed rent or additional rent required to be paid by Tenant to Landlord is not paid within 10 days after the date such payment is due, then, Landlord shall be entitles to bill and collect, and Tenant shall pay, as additional rent interest on such sums from the due date until paid, at a rate (hereinafter referred to as the "Agreed Rate") which is lesser of (a) the greater of (I) 4% above the prime rate of Chemical Bank (or any successor thereto or, if Chemical Bank or its successor shall not then be announcing a prime rate, the prime rate of the largest bank by capital and assets then announcing a prime rate in the City of New York) at that time or (iii) 18% per annum or (b) the maximum rate then permitted under applicable law. This paragraph shall not be construed to permit Tenant to delay payment, or to postpone or waive any rights of Landlord to collect any fixed rent or additional rent, with interest and expenses, by legal action or otherwise. If any legal action or proceeding is commenced by Landlord to collect unpaid fixed rent or additional rent, Landlord shall be entitled to recover the amount of any expenses incurred in connection with such action or proceeding.

48.      HOLD OVER.
         ---------

         Tenant acknowledges the importance to Landlord of obtaining possession of the Demised Premises at the stated expiration or sooner termination of this lease, and in the condition required by this lease, so that Landlord can prepare and re-rent such premises for a term commencing promptly after the expiration or termination of this lease. If Tenant shall holdover or retain possession of the Demised Premises after the expiration or termination of this lease, Tenant shall pay Landlord, upon written demand, as liquidated damages, one hundred fifty percent(150%) of the amount of the fixed rent and shall pay all of the additional rent in effect on the date of such expiration or termination, prorated for each day that Tenant so holds over or retains possession. The provisions of the foregoing sentence shall in no way be deemed a waiver of any rights or remedies which Landlord may have against Tenant to obtain immediate possession of the Demised Premises, and the demand or acceptance by Landlord of such payment shall not be construed as a consent by Landlord to such holding over. Any obligation under this lease for Tenant to pay fixed rent, additional rent or other sum shall survive and continue after the termination of this lease.

50.      TENANT'S REMEDIES.
         -----------------

         If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.


51.      ALTERATIONS (Supplementing Article 3).
         ------------------------------------

         51.01 Tenant may from time to time during the term of this lease, at its expense, make such other alterations, additions, installations, substitutions, improvements an decorations (hereinafter collectively referred to as "changes") and, as applied to changes provided for in this Article, "Tenant's Changes" in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

               (a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

               (b) no part of the Building outside of the Demised Premises shall be physically affected;

               (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall be increased;

               (d) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in Article 3

               (e) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant's Changes for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Additionally, before proceeding with any Tenant's Changes, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval which approval shall not be unreasonably withheld or delayed and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.

Notwithstanding the foregoing, Landlord's approval of plans and specifications shall not be required in connection with any non-structural change or changes, the estimated cost of which the aggregate, does not exceed $50,000.00, exclusive of the costs of decorating work and Tenant's Property (as defined in Section
53.02 hereof) and any architect's and engineer's fees.

52.      NOT AN OFFER.
         ------------

         This Lease is submitted by Landlord to Tenant for signature and return with the understanding that there shall be no liability upon the part of Landlord or Tenant and it shall not bind Landlord or Tenant unless and until it is executed by both Landlord and Tenant and an executed copy delivered to Tenant.

53.      TENANT'S PROPERTY.
         -----------------

         53.01 All fixtures, equipment, improvements and appurtenances (other than trade fixtures) attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premise, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

         53.02 All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant and not paid for out of Landlord's Share (as defined in Part F of Exhibit D), and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to collectively as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing and damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property.

         53.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

54.      EMINENT DOMAIN, (Supplementing Article 10)
         -----------------------------------------

         Nothing in Article 10 of this lease shall be deemed to prohibit Tenant from making a separate claim with the condemning authority for moving expenses, tenant improvements and other permissible items provided, however, that any such claims shall not reduce the amount of Landlord's award.

55.      HEATING, AIR CONDITIONING AND CLEANING.(Supplementing Article 29)
         --------------------------------------

         55.01 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified for the systems or rearrangements of partitioning which interferes with normal operations of the heat, ventilation and air-conditioning ("HVAC")in the Demised Premises, may require changes in the heat, ventilation and air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Tenant, at its expense, pursuant to Article 53 and 51 hereof. Tenant agrees to use its best efforts to keep or cause to be kept closed all windows in the Demised Premises whenever the air-conditioning system is in operation. In addition, Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System.

         55.02 In the event that Tenant shall require HVAC at any time in addition to the times specified in Article 20, Landlord shall, upon reasonable advance notice, furnish such overtime HVAC to the Demised Premises at Landlord's cost plus 10% for overhead and other administrative costs.

         55.03 Throughout the term of this lease, Landlord agrees to clean the Demised Premises in accordance with the standards set forth on Exhibit F annexed hereto and made a part hereof.

56.      NON-LIABILITY AND INDEMNIFICATION.
         ---------------------------------

         (a) Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise)of, any property of Tenant or of any other person, irrespective of the cause of such injury or damage, or loss caused by or due to the negligence of Landlord, its agents or employees occuring within the scope of their respective employment, without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premised as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or kept in the Demised Premises.

         (b) Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised

Premises or of any business therein, or (B) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access the Demised Premises, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licenses or its or their employees, agents or contractors, and
(ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding with counsel reasonably acceptable to Landlord.

57.      INSURANCE. (Supplementing Article 6)
         ---------

         (a) Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

             (i) For the benefit of Landlord and Tenant and any superior lessor, in which Landlord and such superior lessor shall be named as an additional insured, a comprehensive policy of liability insurance protecting Landlord, Tenant and any such superior lessor against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto.

             (ii) Fire and extended coverage in an amount adequate to cover the cost of replacement of all leasehold improvements, personal property, fixtures, furnishing and equipment, including, but not limited to Tenant's Changes and Tenant's Property located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York.

             (iii) Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, and said certificates shall contain an endorsement that such insurance may not be modified or cancelled except upon thirty (30) days notice to Landlord sent certified mail, return receipt requested, at the address for Landlord provided in this lease, together with evidence of payment for the policy.

             (iv) Tenant's failure to provide and keep in force the aforementioned insurance shall be a material default of Tenant's obligations under this lease, entitling Landlord to exercise any or all of the remedies as provided in this lease or available at law or in equity, in the event of Tenant's default. Landlord may at any time and from time to time during the term hereof, inspect and /or copy, at the Demised Premises, the originals of any and all insurance policies required to be obtained by Tenant pursuant to the provisions of this lease, and Tenant shall make such policies available to Landlord for such purpose;

             (v) Each such policy shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to the policies of insurance, if any, carried by Landlord, and that coverage, if any, carried by Landlord shall be excess insurance;

             (vi) Each such policy may be furnished by Tenant under a blanket policy carried by it governing the Demised Premises and other locations of Tenant; provided any such policy shall contain an endorsement that names Landlord and any superior lessor as an additional insured, specifically references the Demised Premises, and guarantees a minimum limit of insurance coverage available for the Demised Premises and appurtenances thereto equal to the insurance amounts required pursuant to this lease;

             (vii) Tenant shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this Article 57, if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and superior lessor is included as an additional named insured thereunder. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies to be delivered to Landlord as herein above provided;

             (viii) Notwithstanding anything herein above provided, if in the Landlord's reasonable opinion the amount of insurance carried by Tenant hereunder is inadequate, Landlord shall have the right, exercised on no less than thirty (30) days notice to Tenant, to require Tenant to increase the amount and/or the type of insurance required to be carried by Tenant under this lease, to an amount reasonably sufficient to protect Landlord's interests, and Tenant agrees that within thirty (30) days of the date of Landlord's said notice, Tenant will obtain and shall thereafter maintain the type of insurance coverage and/or insurance limits so required by Landlord. Any dispute as to insurance coverage shall be submitted to arbitration in accordance with Article 59.

         (b) Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

         In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

         In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

         Subject to the foregoing provisions of this Section 57(b), and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

58.      PARTIES BOUND
         -------------

         (a) The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Articles II or 42 shall operate to vest any rights in any successor or assignee of Tenant. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

         (b) if Landlord shall be an individual, joint venture, tenancy in common, co-partnership, limited liability company or limited liability partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, shareholder, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

59.      ARBITRATION.
         -----------

         (a) Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy and no other method of dispute resolution is specified. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

         (b) The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

         (c) The decision of the arbitrator shall be binding upon all parties to the dispute and a judgment therefor may be entered by either party in a court having jurisdiction thereof

         (d) All the expenses of the arbitration shall be borne by the parties equally.

60.      ELECTRICITY.
         -----------

         60.01 Landlord shall furnish electricity to the Demised Premises 24 hours a day, 365 days a year. Notwithstanding the foregoing, however, Tenant agrees that Landlord shall not in any wise be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements. At Landlord's option, Tenant shall purchase from Landlord or its agent all lamps, starters, ballasts, or bulbs used in the Demised Premises.

         60.02 Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Demised Premises shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed), and, if such approval shall be given, rigid conduit only shall be permitted. If, in connection with any request for such approval, Landlord shall, in its sole judgment, determine that the risers of the Building servicing the Demised Premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the reasonable cost and expense of Tenant after notice, install any additional feeders that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the Building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within ten (1O) days after rendition of any bill or statement to Tenant therefor.

         60.03 Provided that it is physically possible for Tenant to receive electric current in the Demised Premises directly from the public utility company serving the area in which the Building is located, Landlord may discontinue the aforesaid service upon sixty (60) days notice to Tenant without being liable to tenant therefor and without in any way affecting this lease or the liability of Tenant hereunder, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. In the event that Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service directly from such public utility company and shall pen-nit Landlord's wires and conduits, to the extent available, suitable and safely capable, to be used for such purpose. Any additional wires, conduits, or other equipment necessary and proper in connection therewith shall be installed by Landlord, at Landlord's expense, in accordance with the terms of, and subject to the conditions contained in, Section 60.02. In the event that Landlord exercises its rights under, this Section 60.03, then Tenant shall contract for such electrical service directly with the said public utility for all of Tenant's electric current requirements. In no event shall Tenant's electric service be discontinued until Tenant is able to obtain such service directly from the public utility without interruption to Tenant's business.

         60.04 For purposes of Section 60.04:

               (a) Usage shall mean the number of kilowatt hours and kilowatts of electric current consumed in the Demised Premises, as measured by a meter or meters through which the electric current supplied to the Demised Premises is drawn, for each calendar month or such other period as Landlord shall determine during the term of this lease;

               (b) Rate shall mean the amount per kilowatt hour (including energy and demand) that would be charged, at the time in question, by the public utility company supplying electric current to the Building, at the rate schedule payable by Landlord (including the demand factors for the Building), if the Usage were the total current being purchased;

               (c) Tenant's Cost shall mean 108% of an amount equal to the product of the Rate multiplied by the Usage. Tenant's Cost includes Landlord's expenses incurred in connection with submetering.

         60.05 Landlord shall, from time to time, furnish Tenant with a statement indicating the appropriate period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for furnishing electrical current. Within ten (10) days after receipt of each such statement, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent.




61.      CURING TENNANTS DEFAULT, ADDITIONAL RENT.
         ----------------------------------------

         61.01 If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of ten (10) business days from the date Landlord gives Tenant notice of Landlord's intention so to do.

         61.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting sununary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills. Any unpaid item shall bear interest at the Agreed Rate from the due date until paid.

62.      GROUND LEASE PROVISIONS.
         -----------------------

         62.01 Tenant acknowledges that Landlord is not a fee owner of the land but the holder of the Ground Lease (as defined in Exhibit E). Landlord represents that the Ground Lease is presently in full force and effect and no consent is required from the Ground Lessor (as defined in Exhibit E) in connection with the making of this Lease.

         62.02 In the event that Tenant shall send Landlord a notice of any default on the part of Landlord, under this Lease, Tenant shall send a copy thereof to Ground Lessor at the address listed in Section 62.04 or such other address as tenant shall have been notified in writing. Tenant agrees that Ground Lessor shall have the right, but not the obligation to cure any such default within:

               (a) Ten (10) days from the date of such notice in the event such default shall consist of a failure to pay a sum of money; or (b) Thirty (30) days from the date of such notice to cure any other default which is susceptible of being cured with due diligence within said 30 days; or

               (c) If such default is not susceptible of being cured with due diligence within said 30 days then Ground Lessor shall have the right to continence to cure such default within 30 days from the date of such notice and diligently present such cure to completion.

         62.03 Tenant further agrees that:

               (a) This Lease shall not terminate or be terminable by Tenant by reason of any termination of the Ground Lease by summary proceedings or otherwise except in the case of an institution of any summary or other proceeding by Ground Lessor, this Lease may be terminated if the Tenant is named by Ground Lessor as a party and served with process sufficient to recover possession of the Demised Premises in such proceeding and a warrant or judgment for possession of the Demised Premises is issued in such proceeding; and

               (b) Tenant shall attorn to Ground Lessor if this Lease is not terminated by the service of process on Tenant in any proceeding for recovery of possession of the Demised Premises or in any proceeding seeking the termination of the Ground Lease.

         62.04 Any notice from Tenant to the Ground Lessor shall be addressed as follows:

                  Nautilus Real Estate, Inc.
                  and Scandic Wall Limited Partnership
                  c/o The Pyne Companies, Ltd.
                  555  Madison Avenue
                  New York, New York 10022

63.      TRUMP NAME.
         ----------

         63.01 Tenant agrees that notwithstanding the designation of the Building as a "Trump Building" neither Tenant nor any subtenant, concessionaire, licensee nor any of their respective parties, officers, agents or employees or affiliates thereof, at any time throughout the lease term, or any renewal or extension thereof, or after the expiration or sooner, termination of the lease term, use any name which contains the name "Trump" in any form, combination or manner including any and all advertising) except with the prior consent of the owner of the name in each instance.

64.      ICIP, TAX AND ENERGY ABATEMENTS.
         -------------------------------

         64.01 Tenant acknowledges that Landlord is seeking benefits under the Industrial and Commercial Incentive Program ("ICIP") and that in connection therewith:

               (a) Tenant shall not be required to pay taxes or charges which become due because of the willful neglect or fraud by the Landlord in connection with the ICIP Program. Tenant shall not relieve or indemnify Landlord from any personal liability arising under Administrative Code Section 11-265 except where imposition of such taxes, charges or liability is occassioned by actions of the Tenant in violation of the Lease;

               (b) Tenant agrees to report to the Landlord, upon request:

                   (i) The number of workers permanently engaging in employment in the Demised Premises;

                   (ii) The nature of the worker's employment;

                   (iii) The New York City residency of each worker.

               (c) Tenant agrees that it will provide access to the Demised Premises by agents of the Department of Finance at all reasonable times upon Landlord's request.

         64.02 Tenant acknowledges that Landlord will file an application for abatement of real property taxes for the Demised Premises in connection with Title 4 of Article 4 of the RPTL. In accordance with said provisions, it is agreed as follows:

               (a) The rent, including all amounts payable by the Tenant on account of real property taxes, will accurately reflect any abatement of real property taxes for the Demised Premises granted pursuant to Title 4 of Article 4 of the RPTL.

               (b) All abatements granted pursuant to Title 4 of Article 4 of the RPTL will be revoked if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in Subdivision 4 of
Section 499F of Title 4.

               (c) Tenant's percentage share of the benefits granted under Title 4 of Article 4 of the RPTL is 1.672%.

               (d) Not less than $35.00 per square foot of the Demised Premises will be spent on improvements to the Demised Premises and/or the common areas of the Building.

         64.03 To the extent applicable, Landlord shall attempt to obtain the benefits of the Lower Manhattan Energy Program relating to special rebates of energy charges. To the extent Landlord is successful in obtaining rebates, Tenant shall be entitled to its share of any rebate.

         64.04 Landlord and Tenant agree to cooperate in the execution of such documents which may be required to obtain any of the benefits available under any of the programs mentioned in this Article as well as the real property tax and commercial rent tax benefits which are available under the Commercial Revitalization Program.

65.       SECURITY. (Supplementing Article 34)
          --------

         65.01 Tenant has deposited with Landlord the sum of            ("the
"Security") either in cash or by Letter of Credit as provided in Section 65.02, as security for the faithful performance and observance by tenant of the terms, provisions and conditions of this lease. Landlord agrees that in the event Tenant deposits a cash security as aforesaid, Landlord shall maintain said cash security in an interest bearing account, in a bank or savings and loan association to be selected, from time to time, by Landlord in its sole discretion which account shall be insured by the Federal Deposit Insurance Corporation, so long as such insurance shall be available, and all interest earned thereon (except with respect to Landlord's administrative expense as set forth below) shall be retained in such account and be deemed added to the cash security deposited hereunder or upon request of Tenant be delivered to Tenant annually within twenty (20) days after such request. Landlord agrees further to hold the said cash security in such an account for the entire term hereof, subject, however, to the terms of this Article 65 with respect to the application of the security in the event of Tenant's default hereunder. To the extent permitted by law, Tenant agrees that Landlord shall be entitled to receive and retain per such sum from time to time as Landlord shall determine, in its sole discretion. Landlord shall not be required to credit any of the cash security with interest for any period during which Landlord does not receive interest thereon. It is agreed that in the event Tenant defaults after notice and the expiration of any applicable cure period hereunder, in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the cash security so deposited and any interest thereon then held by Landlord, or Landlord may notify the "Issuing Bank" (as such term is defined in Section 65.02) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default, after notice and any cure period provided herein, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default after notice and the expiration of any applicable cure period hereunder, in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Landlord applies or retains any portion or all of such cash security and interest held thereon, or proceeds of such Letter of Credit, as the case may be, Tenant shall forthwith restore the amount so applied or retained so that at all times, the amount deposited shall be equal to the Security plus the amount of any interest held thereon immediately prior to such application or retention in the event of a cash security deposit. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the cash security and any interest thereon then held by Landlord, or Letter of Credit, as the case may be, shall be returned to Tenant within fifteen
(15) days following the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Landlord.

           65.02 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional letter of credit (hereinafter referred to as the "Letter of Credit") which shall (a) be issued by and drawn upon any commercial bank (hereinafter referred to as the

"Issuing Bank") with offices for banking purposes in the City of New York and which is a member of the New York Clearing House Association and having a net worth of not less than Five Hundred Million and 00/100 ($500,000,000.00) Dollars, (b) have an initial term of not less than one year, (c) be in form and content satisfactory to Landlord, (d) be for the account of Landlord (e) be in the amount equal to the Security (f) provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this lease, unless Issuing Bank sends written notice (hereinafter referred to as the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty
(30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed, and (g) provide that Landlord, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by means of a sight draft, to receive the monies represented by the Letter of Credit and hold such proceeds pursuant to the terms of Section 65.01 as a non-interest bearing cash security.

         65.03 In the event of a sale of the Landlord's interest in the Ground Lease or a leasing of the entire Building, Landlord shall have the right to transfer the cash security and any interest thereon then held by Landlord, or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security and interest, or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security and interest, or Letter of Credit, as the case may be. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security and interest, or Letter of Credit, to a new Landlord.

         65.04 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

         65.05 Notwithstanding the provisions of Section 65.02 hereof, Tenant may deliver to Landlord a Letter of Credit which is not automatically renewable (but which otherwise complies with the provisions of Section 65.02) and which provides for a stated term of not less than one (1) year (hereinafter referred to as the "One Year L/C"); provided that not less than thirty (30) days prior to the date of expiration of any Letter of Credit, Tenant shall deliver to Landlord a new Letter of Credit complying with the provisions of Section 65.02 hereof, or which is a One Year L/C. In the event Landlord shall fail to receive a new Letter of Credit from Tenant as herein above provided on or before the thirtieth
(30th) day next preceding the date of expiration of any Letter of Credit, Landlord shall have the right to obtain from the Issuing Bank the proceeds of the expiring Letter of Credit then held by Landlord and shall hold the proceeds pursuant to the provisions of Article 65 hereof, pending the delivery to Landlord of a new Letter of Credit complying with the provisions of this Article 65 or the default of Tenant hereunder.

         65.06 In the event that at any time during the Term, Landlord, in Landlord's reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 65.02, or (b) that circumstances have occurred indicating that the Issuing Bank may be or may imminently become incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "Existing L/C") in accordance with the terms hereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "Replacement Notice") requiring Tenant within ten (IO) days to replace the Existing L/C with a new Letter of Credit (hereinafter referred to as the "Replacement L/C") from an Issuing Bank meeting the qualifications described in
Section 65.02. Landlord agrees to make the Existing L/C available for a simultaneous exchange of the Existing L/C for a Replacement L/C meeting the qualifications of Section 65.02 or 65.05. In the event that (i) a Replacement L/C meeting the qualifications of Section 65.02 is not received by Landlord within the time specified, or (ii) Landlord reasonably believes an emergency exists whereby Landlord's ability to draw upon the Existing L/C (regardless of Tenant's default hereunder) and receive the full proceeds thereof will be or may likely be extinguished, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Section 65.01 subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new Letter of Credit meeting the qualifications of Section 65.02 or
65.05. Landlord agrees to make such cash proceeds available for a simultaneous exchange of such cash proceeds for a new Letter of Credit meeting the qualifications of Section 65.02 or 65.05.

         65.07 In the event the Tenant is not then in default beyond any applicable grace period at the end of the fifth (5th) Lease Year, the Security shall be reduced to

66.      TENANT'S RIGHT OF CANCELLATION.
         ------------------------------

         66.01 Subject to force majeure, in the event that Landlord fails to compete the Preliminary Installations within six (6) months after Tenant's Plans have been finalized and agreed to by Landlord and Tenant, (the "Outside Date") Tenant shall have the right to cancel this lease by sending Landlord a written notice (the "Cancellation Notice") in accordance with Section 66.02.

         66.02 The Cancellation Notice shall specify a date (the "Effective Date") on which the lease will be deemed cancelled. The Effective Date shall be not less than thirty (30) days from the date of the Cancellation Notice and in the event Landlord substantially completes the Preliminary Installations prior to the Effective Date, the Cancellation Notice shall be deemed nullified and of no force and effect whatsoever. Tenant's right of cancellation shall be its sole and exclusive remedy in the event Landlord fails to complete the Preliminary Installations by the Outside Date.


67.      TENANT'S RIGHT OF FIRST OFFER.
         -----------------------------

         67.01 At any time during the first ten(1O)years of the term of this Lease, after Landlord has reached an agreement on the terms of a proposed lease or sublease of all or part of the remaining portion of the 28th Floor (the "Option Space") with a third party not affiliated with Landlord containing the items specified in-Section 67.02 but before execution of a lease, Landlord shall send Tenant a written notice (the "Availability Notice") to Tenant indicating what portion of the Option Space is about to be rented to a third party.

         67.02 The Availability Notice shall specify the following items (the "Landlord's Offer"):

               (a) The square footage of the of the Option Space about to be rented;

               (b) The Fixed Rent;

               (c) The base rates for tax escalation and operating expense escalation;

               (d) The value of the Work to be performed by Landlord in the
                   Option Space;

               (e) The amount of any rental concession being granted by Landlord in connection with, the Option Space;

               (f) The term of the lease or sublease for the Option Space including the anticipated date of commencement;

               (g) Any other monetary consideration provided to prospective tenant.

         67.03 Not later than ten (1O) business days after receipt of Landlord's Availability Notice, Tenant shall send Landlord either (a) a written notice ( the "Tenant's Acceptance") whereby Tenant agrees to lease the Option Space on the same terms contained in Landlord's Offer or (b) a written notice (the "Tenant's Rejection") whereby Tenant elects not to lease the Option Space. If Tenant sends an Acceptance Notice, Landlord shall prepare a new lease for the Option space containing the terms set forth in the Landlord's Offer and other terms of this lease to the extent they are consistent with Landlord's Offer. In the event Tenant sends an Acceptance Notice and fails to execute the new lease submitted by Landlord within 15 days after its receipt, Tenant's Acceptance Notice shall be void and Tenant shall have no further rights as to the Option Space.

         67.04 In the event Tenant (a) sends Tenant's Rejection or (b) fails to send an Acceptance Notice, as provided in Section 67.03, then Tenant shall have no further rights as to the Option Space referred to in the Availability Notice, unless and until Landlord should decide to substantially lease such Option Space within the first ten (1O) years of the term of the lease.

                         FOOTNOTE RIDER ANNEXED TO LEASE
                               DATED JUNE 20, 1997
              BETWEEN 40 WALL DEVELOPMENT ASSOCIATES, LLP, AS OWNER
           AND INTERNET FINANCIAL SERVICES, INC. AND A.B. WATLEY INC.,
                                   AS TENANTS

This footnote rider consisting of 4 pages is annexed to and made a part of this lease to which it is attached and in each instance in which the provisions of this footnote rider shall contradict or be inconsistent with the provisions of the printed portion of this lease or any other rider attached to this lease, the provisions of this footnote rider shall prevail and govern and the contradicted or inconsistent provisions of the printed portion of this lease or any other rider attached to this lease shall be deemed amended accordingly.

The numbered inserts contained in this footnote rider are deemed inserted where indicated by the corresponding number located on the printed portion of this lease.

                                   FOOTNOTES
                                   ---------

1.       "which shall not be unreasonably withheld"

2.       "reasonably"

3.       "after forty-five (45) days written notice to Tenant"

4.       "or otherwise"

5.       "caused by Tenant, its agent, or employees"

6.       "particular (as opposed to mere office)"

7.       "particular (as opposed to mere office)"

8.       "reasonable"

9.       "on the Commencement Date"

10.      "at"

11. "as a direct result of Tenant's business in the Demised Premises, other than business permitted pursuant to Article 2 hereof,"

12.      "or willful act"

13.      "contractors"

14.      "or delayed"

15. "unless the remainder of the demised premises which is not damaged cannot be operated by Tenant in an economically feasible manner, in which case the fixed rent and additional rent payable hereunder shall be fully abated until restoration of the demised premises."

16.      "45"

17.      "30"

18. "Provided, however, if as a result of fire or other casualty the Demised Premises shall be damaged in whole or in part and owner fails to substantially complete the repair and restoration thereof by the earlier to occur of (i) nine (9) months following the date of such destruction, as extended by any delay due to any cause beyond Owner's reasonable control including, without limitation, strike, labor troubles, scarcity of materials or labor, governmental regulations or governmental pre-emption or priorities or other controls in connection with a national or other public emergency or fuel shortages or acts of God and (ii) twelve(12) months following the date of such destruction, without extension, Tenant may terminate this Lease by giving Owner written notice which shall state the termination date of this Lease, which date shall be not less than five(5) nor more than sixty(60) days after the giving of such notice, whereupon the term hereof shall end on the date specified in such notice as if such date were the original date set forth herein for the expiration of the term. In addition to the foregoing, within ninety (90) days following the damage or destruction, Owner shall deliver to tenant a certificate from an independent contractor or architect stating the period of time which will be required substantially to repair the Building and/or the demised premises. In the event that such period shall exceed nine (9) months following the date of such destruction, then Tenant shall have ten (10) days within which to elect to terminate this lease by written notice to Owner specifying a date for termination of this Lease which date shall not be more than sixty (60) days after the giving of such notice, an upon such date specified in such notice the term of this Lease shall expire as if it were the expiration date of this Lease and Tenant shall vacate the Demised Premises."

19.      "fifteen (15)"

20. "but Tenant shall have the right to make its own claim for personal property, trade fixtures, leasehold improvements paid for by Tenant and which may be removed upon expiration of the term, and moving expenses from the condemning authority provided such claim shall not reduce the Landlord's award.

21. "unless caused by Landlord's or its agents, contractors' or employees' negligence."

22.      "on notice to Tenant and at reasonable hours."

23. "and further provided the cubic area of the premises are not materially reduced."

24. ",provided Landlord shall use its reasonable efforts to cause the least practicable interference and disturbance with Tenant's business. Landlord agrees, at its expense, to repair and restore the Demised Premises subsequent to conducting any work therein to a condition as good as that existing prior thereto."

25.      "on notice to Tenant"

26.      "after notice, except in the event of an emergency"

27. "provide Tenant's use of the Demised Premises shall not be adversely affected thereby. Landlord agrees that Tenant shall have access to and the right to use and occupy the Demised Premises 24 hours per day, 7 days per week during the term hereof."

28.      "actually in possession"

29.      "eight percent (8%)"

30.      "abandoned"

31.      "further"

32. "after notice and the expiration of any applicable grace or cure periods"

33. "provided Landlord shall prevail in any such action or a settlement thereof"

34.      "Ten(10)"

35. "unless the same materially adversely affect Tenant's use of or access to the Demised Premises"

36.      "and other matters not reasonably ascertainable after due diligence."

37.      ",except as otherwise herein set forth"

38.       "or Tenant"

39. "unless the failure to interpose such counterclaim will result in its waiver."

40.      "return receipt requested or by recognized overnight courier"

41.      "to the other"

42. "All rules and regulations shall be promulgated and enforced on a non-discriminatory basis as to Tenant."

15. All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Article and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

16.      Definitions from various Sections of the lease:

         Additional Rent or additional rent - as defined in Section 38.01(b)

         Affiliate - as defined in Section 42.01

         Agreed Rate - as defined in Article 48

         A/S Notice - as defined in Section 42.01

         Assignment Expense - as defined in Section 42.09(a)

         Availability Notice - as defined in Section 67.01

         Base Operational Year - as defined in Section 40.01(c)

         Base Statement - as defined in Section 40.02

         Base Tax Rate - as defined in Section 39.01(c)

         Broker - as defined in Article 43

         Building - the structure known as 40 Wall Street and all appurtenances thereto

         Building Standard - as defined in Section b Part E of Exhibit D

         Cancellation Notice - as defined in Section 66.01

         Changes - as defined in Section 51.01

         Commencement Date - as defined in Section 37.01

         Demised Premises, demised premises or premises shall mean the space in the Building leased to Tenant as shown on Exhibit A

         Effective Date - as defined in Section 66.02

         Existing L/C  - as defined in Section 65.06

         Option Space - as defined in Section 67.01

         Outside Date - as defined in Section 66.01

         Owner - 40 Wall Development Associates, LLP or any successor thereof

         Preliminary Installations - as defined in Section (d) Part E of
         Exhibit D

         Property - shall mean the Land and Building

         Rate - as defined in Section 60.04 (b)

         Rent, rent or fixed rent - as defined in Section 38.01(a)

         Rent Commencement Date - as defined in Section 38.03

         Replacement L/C - as defined in Section 65.06

         Replacement Notice - as defined in Section 65.06

         Revised Tenant's Plans - as defined in Section 2 Part C of Exhibit D

         Revisions - as defined in Section 4 Part C of Exhibit D

         Security - as defined in Section 65.01

         Soft Costs - as defined in Section (f) of Part E of Exhibit D

         Subletting Expenses - as defined in Section 42.09 (b)

         Successor landlord - as defined in Section 41.03

         Superior Lease - as defined Section 41.01

         Superior Mortgage- as defined in Section41.01

         Tax Expenses- as defined in Section 39.04

         Tax Payment- as defined in Section 39.02

         Tax Statement - as defined in Section 39.05

         Tax Year - as defined in Section 39.01 (c)

         Taxes- as defined in Section 39.01 (a)

         Tenant- as defined in Exhibit E Item 12

         Tenant Changes- as defined in Section 51.01

         Tenant's Acceptance - as defined in Section 67.03

         Tenant's Cost- as defines in Section 60.04 (c)

         Tenant's Plans- as defined in Section 1 Part C of Exhibit D

         Tenant's Projected Share of Taxes- as defined in Section 39.01 (e)

         Tenant's Property- as defined in Section 53.02

         Tenant's Proportionate Share- as defined in Section 39.01 (d)

         Tenant's Rejection - as defined in Section 67.03

         Tenant's Share - as defined in Part F of Exhibit D

         Usage- as defined in Section 60.04 (a)

         Work - as defined in Subdivision (c) of Part E of Exhibit D

         Work Cost- as defined in Subdivision (a) of Part E of Exhibit D

         7. Fill toilet tissue and paper towel holders, soap dispensers and sanitary receptacles.

WEEKLY
------

         1. Vacuum clean all carpeting and rugs.

         2. Wipe clean all interior metal an remove fingermarks.

MONTHLY
-------

         1. Dust all vertical surfaces such as walls, partitions, door louvers and other surface with a person's reach.

QUARTERLY
---------

         High dust premises if required, including the following:

         1. Dust all pictures, frames, charts, graphs and similar wallhangings not reach in nightly cleaning.

         2. Dust clean all vertical surfaces such as walls, partitions, doors, bucks and other surfaces not reached in nightly or monthly cleaning.

         3. Dust all pipes, ventilating and air-conditioning louvers, ducts, high molding and other high areas not reached in nightly or weekly cleaning.

         4. Dust all venetian blinds.


PERIODICALLY
------------

         Wash the interior of all exterior windows at least four (4) times a year and wash the exterior of all exterior windows at least two (2) times a year.

                            EXHIBIT B - DESCRIPTION

All that plot of land in the borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of Wall Street distant 70 feet 1 inch westerly from the corner formed by the intersection of the said northerly side of Wall Street with the westerly side of William Street; running.

THENCE Northerly along a line which forms an angle of 87 degrees 05 minutes 15 seconds on its westerly side with said northerly side of Wall Street, 123 feet and 1/4 of an inch;

THENCE Westerly along a line which forms an angle of 92 degrees 33 minutes 30 seconds on its southerly side with the last course, 14 feet 2-1/2 inches;

THENCE Northerly along a line which forms an angle of 94 degrees 00 minutes 45 seconds on its easterly side with the last course, 71 feet 7-1/2 inches to the southerly side of Pine Street;

THENCE Westerly along said southerly side of Pine Street, 45 feet 9-3/4 inches to an angle in said southerly side of Pine Street;

THENCE containing Westerly along said southerly side of Pine Street, 163 feet 5-3/4 inches;

THENCE Southerly along a line which forms an angle of 87 degrees 31 minutes 10 seconds on its easterly side with said southerly side of Pine Street, 74 feet 9-5/8 inches;

THENCE Easterly along a line which forms an angle of 91 degrees 19 minutes 10 seconds on its northerly side with the last course, 40 feet 3-3/4 inches;

THENCE continuing Easterly along a line which forms an angle of 179 degrees 41 minutes 00 seconds on its northerly side with the last course, 35 feet 4 inches;

THENCE Southerly along a line which forms an angle of 91 degrees 45 minutes 00 seconds on its westerly side with the last course, 18 feet 4-1/2 inches;

THENCE continuing Southerly along a line which forms an of 180 degrees 38 minutes 50 seconds on its westerly side with the last course, 102 feet 11 inches to the said northerly side of Wall Street;

THENCE Easterly along said northerly side of Wall Street, 75 feet 1-1/4 inches to an angle in said northerly side of Wall Street;

THENCE continuing Easterly along said northerly side of Wall Street, 74 feet 11-1/2 inches to the point or place of Beginning.

                                    EXHIBIT D

                                   WORK LETTER

PART A: BASIC WORK

         After completion of the Preliminary Installation (as hereinafter defined), Tenant shall provide and install the following facilities and materials and complete the following work (the "Basic Work") as part of the "Work Cost" (as hereinafter defined) in accordance with Tenant's Plans (as defined in Part C1 hereof). For purposes of this lease, the Basic Work shall be at least the following:

         1. Partitions:

         Furnish and install partitions consisting of one layer 5/8" gypsum board each side of 2 1/2" steel studs, 24" o.c. One layer of gypsum board to extend to underside of structure. Joint treatment to be 3 coats. Partitions ending at the exterior wall of the Building shall meet either a mullion or a column without interfering with access to the peripheral enclosure. A gasket closure and an acoustic "pillow" will be provided, wherever a partition perpendicularly intersects a column or a mullion; acoustic rating of the "pillow' will match the acoustic rating of the Standard Partition.

         2. Doors, Frames, Hardware:

         Furnish and install building standard doors and frames as required. Frames to be 16 gauge welded construction, full height. Doors to be 18 gauge with rolled seam construction, hollow metal flush design, full height.

         Hardware to include Building Standard lockset/ latchset, 1 1/2 pair butts, floor or wall stop and silencers. All hinges to be factory prime painted.

         Elevator bucks must meet Building Standard specifications to insure uniformity throughout the Building.

         3. Electrical Construction:

         (a) Lighting: Furnish and install one 2'x 4' aluminum parabolic lay-in fluorescent light fixture with sockets for 3 standard 40w fluorescent bulbs per 100 sq. ft. of rental space; lamping by Tenant;

         (b) Wiring: Electrical services capable of 5 watts per square foot. (2 watts per square foot at 120/208 volts and 3 watts per square foot at 265 volts.)

         (c) Power and Telephone Outlets: Furnish and install standard duplex, and standard telephone outlets, as required.

         4. Heating, Ventilation and Air Conditioning:

         Furnish and install system to meet following criteria

         Summer:  Inside.......78 degrees  D.B., 50% RH
                  Outside......95 degrees  D.B., 75 degrees W.B.

         Winter:  Inside.........68 degrees D.B.
                  Outside........ 5 degrees D.B.

         HVAC design based upon interior loads as follow:

                  Lights and appliances = 3  watts/sq.ft.
                  Population............= one person per 100 sq.ft.

         5. Ceiling:

         Furnish and install building Standard Acoustic Tile ceilings with a 1'x 1' concealed or "T" bar spline system using fissured acoustical tile. Molding to be standard white. Ceiling height to be standard white. Ceiling height to be 8'-6" (unless structural or mechanical components conflict with same).

         6. Flooring:

         Furnish and install Building Standard carpeting- color selection by Tenant.

         7. Painting:

            Hollow metal doors, frames, convector
            Enclosures: two coats semi-gloss
            Partitions: one prime, two finish coats eggshell or flat

            Colors to be selected from Landlord's Building Standard Color

Chart

         8. Blinds:

         Furnish and install one Building Standard venetian blind in Building Standard color for each exterior window. No substitutions will be permitted.

         9. Sprinkler:

         Furnish and install recessed or flush Tenant sprinkler heads per floor in accordance with "normal" density (as same defined in New York City Building code Reference Standard). No high density or "deluge" type heads for Tenant interconnecting stairs or hazardous locations are included. Furnish and install all panels, devices, wiring and connection points necessary for connection of the fire system in the Demised Premises. Landlord's general contractor (Fire Quencher) shall be use and the system shall interface and be connected and reprogrammed as necessary.

         10. Structure:

         Floor slab has been designed for a live load of 75 psf. Any special openings or loading such as file rooms, libraries, are above Building Standard, (and will have to be cleared through the Landlord's structural Engineer, in any event).

PART B:  SUPPLEMENTARY WORK

         Tenant shall perform in accordance with Tenant's Plans, (as hereinafter defined) any additional or non-standard work over and above the Basic Work and all labor and materials which are to be furnished in connection therewith is herein called the "Supplementary Work" and shall be performed by Tenant's contractor or sub-contractors as part or the Work Cost.

1. Promptly after receipt of Landlord's approval of Tenant's Plans, Tenant will procure and negotiate bids from contractors and sub-contractors of its choosing but reasonably acceptable to Landlord and will advise Landlord which of the bids Tenant intends to accept. Landlord agrees to promptly notify Tenant of the acceptability of any prospective contractors and their bids.

2. All engineering for electrical, structural, plumbing and HVAC services required for any of the Work shall be performed by Tenant's engineer subject to review by Landlord's engineer for the Building, and the cost of all engineering work shall be included in the Work Cost.

3. During performance of the Work, Landlord will permit Tenant and its agents to enter the Demised Premises prior to the Commencement Date for the purpose of the making inspections, verifying performance, taking measurements therein, provided that (I) the construction of the Building and the Demised Premises and all installations required to be made by Landlord therein shall have reached a point which, in Landlord's sole judgement, will not delay or hamper Landlord in the completion of the Building and/or the Demised Premises and (II) Tenant's access to the Demised Premises shall be subject to all of the terms and provisions of the Lease, except as to the payment of rent. Landlord may deny Tenant or its contractor access to the Demised Premises and may require that Tenant withdraw therefrom and cease all work being performed by it or on its behalf by any person, firm or corporation other than Landlord if Landlord shall determine that the commencement and/or continuance thereof interferes with, hampers or prevents Landlord from processing with the completion of the Building and the Demised Premises at the earliest date. Any entry by tenant in the Building or the Demised before the Commencement Date shall be at Tenant's sole risk, and subject to Tenant obtaining Landlord's prior permission, which Landlord shall not unreasonably withhold.

PART C: TENANT PLANS, SPECIFIC ATIONS AND DRAWINGS

         1. Tenant, at its sole cost and expense, shall prepare and submit to Landlord, for Landlord's approval, the following descriptive information, detailed architectural drawings. and specifications prepared by Tenant's architect herein refer-red to as "Tenant's Plans" for any work to be done by Landlord under Part A or Part B hereof in connection with Tenant's layout of the Demised Premises, on or before the dates listed below. Utilizing the information shown on Tenant's Plans, Landlord shall cause mechanical and structural plans to be prepared as part of the Work Cost.

      Phase 1: On or before July 31, 1997

            a. Estimated total electrical load, including lighting for entire space and location of electrical and telephone outlets, and showing amount and location of areas requiring loads in excess of Building Standard.

            b.  Location, loads and dimensions of telephone equipment rooms.

            c.  Partition locations, and type.

            d.  Door locations, size and type, hardware schedule.

            e.  Reflected ceiling plans.

            f.  Any structural architectural installations.

            g.  Air conditioning loads.

            h.  Specific plumbing requirements, including plans and sections.

            i.  Cabinet work and any other information affecting other trades.

            j Non-building standard ceiling heights and/or materials, and any other information not specified in Phase 2 below.

        Phase 2: On or before

            a. Decorative plans, including paint schedule, carpeting, draperies, wall coverings;

            b.  Non-structural architectural detailing.

         2. All plans and specifications for all work to be performed in and to the Demised Premises (including, without limitation, Tenant's Plans) are subject to Landlord's prior written approval, which, as to non-structural work shall not be unreasonably withheld. Within ten (10) days after notification from Landlord of any objections to Tenant's Plans, Tenant shall submit to Landlord new plans (the "Revised Tenant's Plans") curing Landlord's objections. If Tenant's Plans, the Revised Tenant's Plans or Revisions (as hereinafter defined) require any materials, services, or installations that will result in a delay in construction of the Preliminary Installations, Landlord may reject those items of Tenant's Plans, the Revised Tenant's Plans or Revisions which will occasion such delay.

         3. Tenant's Plans and the Revised Tenant's Plans shall comply with and confom-1 to the plans of the Building filed with the Department of buildings of the City of New York, and with all rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building ands/or the Demised Premises. Landlord shall, as part of the Work Cost, file all necessary architectural plans, together with any mechanical plans and specifications, in such form (building notice, alteration, or other form) as may be necessary, with the appropriate governmental agencies. Any changes required by any governmental department affecting the construction of the Building and/or the Demised Premises shall be complied with by Landlord in completing said Building and/or the Demised Premises and shall not be deemed to be a violation of Tenant's Plans or the Revised Tenant's Plans or any provisions of this Work letter, and shall be deemed automatically accepted and approved by Tenant.

         4. Tenant shall have the right to make changes from time to time in Tenant's Plans or the Revised Tenant's Plans (other than changes necessitated by Landlord's objections) by submitting to Landlord revised plans and specifications (herein called the "Revisions"). All Revisions shall be subject to Landlord's prior written approval, which as to non-structural work shall not be unreasonably withheld. Upon receipt and approval of any Revisions, Tenant shall submit the Revisions so approved to its general contractor or construction manager.

PART D: DELAYS BY TENANT:

         Tenant has been advised of the importance to Landlord of completing the Building and the Demised Premises as quickly as possible and the great financial loss to Landlord resulting from a delay in such completion. If (i) Tenant, or persons within Tenant's control, delay the progress of completion of work required to be performed by Landlord hereunder or pursuant to any separate agreement by (a) failing to submit to Landlord within the time period set forth in Part C hereof any phase of Tenant's Plans, or failing to make necessary revisions in Tenant's Plans within the time required or delaying any selections of materials to be made by Tenant or (b) otherwise interfering or delaying Landlord's completion of the Building or the Preliminary Installations in the Demised Premises; and (ii) the condition giving rise to such delay shall continue after Landlord shall have given Tenant notice that the continuation of such condition would result in delay; then the date of completion of the Preliminary Installations shall be deemed to be the date upon which the Preliminary Installations would have been substantially completed but for the acts or omissions of Tenant or persons within tenant's control, and Tenant shall reimburse Landlord for fixed and additional rent for the period of such delay within five days after submission of a bill therefor, whether or not the Lease has commenced. The above provisions shall be in addition to, and not in limitation of, any other rights Landlord shall have under the lease or at law.

PART E: DEFINITIONS:

         (a) "Work Cost" shall mean the aggregate of (i) the contract or purchase price charged by subcontractors, under subcontracts made by Tenant ("Subcontract Costs"), plus $25,000 of Subcontract Costs to Landlord to cover Landlord's share of performing general conditions, owner's insurance, all indirect costs, use of freight elevator for construction and move-in purposes, overhead and supervision costs, plus
      (ii) filing fees and permit costs incurred in connection with the Work plus (iii) the actual cost to Landlord for engineering and architectural fees in connection with the Work. The term "general conditions" as used herein shall have the meaning generally given such term by the construction industry in the City of New York for similar projects, and shall include, without limitation, rubbish removal, rubbish trucking, laborers for miscellaneous general conditions work, water and power and landlord' supervision. At least 75% of the Work Cost shall be used for Hard Costs (as defined in subdivision (e) hereof. The remaining 25% may be used for Soft Costs as defined in subdivision (f) hereof.

         (b) "Building Standard" shall mean such materials as Landlord designates for use as a part of standard construction substantially throughout the Building.

         (c) "Work" shall mean the Basic Work under Part A and the Supplementary Work under Part B hereof.

         (d) "Preliminary Installations" shall mean the following basic installations which will be performed by Landlord in the Demised Premises at Landlord's sole cost and expense prior to commencement of the Basic Work and which shall not be included as part of the Work Cost:

             (i) The perimeter radiation with sheet metal, prime painted enclosures will be in place and ready for painting;

             (ii) All mechanical rooms, electrical closets, telephone closets to be delivered finished and operational. Perimeter walls and ceilings and elevator lobby walls and ceilings to be delivered as is, except Landlord will provide at Landlord's expense elevator lanterns and call buttons.

             (iii) The sprinkler stub-out (but not sprinkler heads or branch lines) will be in place. Landlord will supply fire alarm equipment and fire accessories necessary to comply with the Building Code, including exit signs and fire extinguishers to the extent required;

             (iv) The floor will be bare throughout the Demised Premises but leveled and patched as required to provide relatively flat floor surfaces;

             (v) The existing Demised Premises shall be demolished and delivered free of all previous tenant installations, including ceilings, HVAC distribution ductwork, and electrical distribution wiring. New trunk duct out from air-handling rooms will be provided and the electrical panel next to a window on the 27th floor shall be removed.

             (vi) All free standing and engaged columns will be stripped (gutted) and sprayed with fireproofing to meet code.

             (vii) Toilet rooms to be delivered in compliance with the Americans with Disabilities Act (ADA) and include new ceramic tile floors, tiled wet walls, acoustical tiled ceilings, and all code required fixtures and toilet accessories.

             (viii)  FIRE PROTECTION:

                  1. Sprinkler System

                     Preliminary Installations shall include the sprinkler stub-out. The sprinkler line has been designed to support a fully sprinklered building with zone control valves, tamper switches and alarm flow switches provided. The sprinkler system will be connected to a combined fire standpipe, risers and mains. Design shall be based on density of one
                     (1) head/190 rentable square feet.

                  2. Fire Stopping

                     Preliminary Installations shall include all fire topping of floor penetrations as required by code.

                  3. Standpipe System

                     Preliminary Installation shall include standpipe risers complete with 2 & 1/2" or applicable fire department valves, reducers to I & 1/2" and capped outlets for fire hose attachment. Number and location of hose stations will provide complete coverage based on 100 ft. Of hose plus 30 ft. of stream.

                 4.  Fire Alarm System

                     Preliminary Installation shall include complete fire detection and annunciation (speaker/strobes) system for core area (bathrooms, elevator lobby) connected to the building Class E system.

             (ix) Preliminary Installations shall include connection of Tenant's HVAC equipment into the building (BMS) system. All new panels and associated wiring to be provided by Tenant as part of Work Cost.

             Tenant may elect to have Landlord upgrade any or all of the items in subdivision (vii) but the additional cost incurred shall be included in the Work Cost. Tenant shall be entitled to any saving received by Landlord by reason of elimination or substitution of any of the aforesaid items or of any HVAC equipment which Landlord would have installed as part of Preliminary Installations had Tenant not elected to provide alternative equipment.

         (e) "Hard Costs" shall mean the cost of labor and materials for partitioning, flooring, lighting fixtures, HVAC Systems, plumbing work, electrical work, painting, decorating and sprinkler system.

         (f) "Soft Costs" shall mean cost for fixtures, furniture and equipment, fees of architects, engineers or other professionals engaged in the Work, and moving expenses incurred by Tenant.

PART F: PAYMENT OF WORK COSTS:

         Dollars (the "Landlord's Share") of the Work Cost shall be home by the Landlord, and any excess (the "Tenant's Share") above the Landlord's Share shall be home by the Tenant. Landlord shall, from time to time, upon request but not more than once a month, pay Landlord's Share to Tenant's general contractor within ten (10 days after receipt of the following:

             (a) Acknowledgment from the parties performing the Work for which reimbursement was previously made, that prior invoices have been paid;

             (b) A certification from Tenant's architect that the Work has been performed in accordance with Tenant's Plans;

             (c) A requisition from Tenant or Tenant's general contractor specifying: (i) the total cost of the Work for each trade for which payment is requested the percentage of completion of the work perf6inied by such trade (iii) the amount paid to date to such trade;

             (d) A certification from Tenant or Tenant's general contractor that all monies previously requisitioned have been paid to the trades for whom reimbursement was requested.

             (e) A waiver of lien signed by Tenant's general contractor for all monies covered by all requisitions.

                                    EXHIBIT E

                                   DEFINITIONS

         1. The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

         2. The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

         3. The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

         4. The term Tenant's obligations hereunder, and words of-like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

         5. Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Article 17 has occurred and continues or has not occurred or does not continue, as the case may be.

         6. References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for less or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

         7. The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and the specific direction of any public officer pursuant to law.

         8. The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction of the Building and/or the Demised Premises.

         9. The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

         10. Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

         11. The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

         12. The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

         13. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

         14. The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

                                                                        ORIGINAL

                             MODIFICATION OF LEASE

         Agreement dated this 17th day of August 1998, by and between 40 WALL STREET LLC, a limited liability company, having an office at 725 Fifth Avenue, New York, New York 10022, (hereinafter called "Landlord") and INTERNET FINANCIAL SERVICES INC., a Delaware corporation and A.B. WATLEY, INC., a New York corporation, each having an office at 33 West 17th Street, New York, New York 1001 1, jointly and severally, (hereinafter collectively called "Tenant").


                               STATEMENT OF FACTS


         By lease dated June 20, 1997, (the "Lease"), 40 WALL STREET DEVELOPMENT ASSOCIATES, LLC, (Landlord's predecessor-in-interest), leased to Tenant the 27th floor and part of the 28th floor (the "Demised Premises") in 40 Wall Street, New York, New York. The parties desire to modify the Lease upon the terms herein contained.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         1. Landlord agrees that it will, at Landlord's cost and expense, promptly furnish an electrical line or electrical lines sufficient to supply the Demised Premises with 1,080 amperes of electricity (the "Increased Electrical Service");

         2. In consideration of Landlord's furnishing the Increased Electrical Service, the annual rental payable by the Tenant under the Lease, shall be as follows:


         7/1/99   - 6/30/2001          $461,097.50 ($38,424.79 per month)

         7/1/2001 - 6/30/2005          $499,759.50 ($41,646.63 per month)

         7/1/2005 - 6/30/2009          $538,421.50 ($44,868.46 per month)

         Except as herein expressly modified, all of the other terms, covenants and conditions of the Lease, shall remain in full force and effect and binding upon the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    40 WALL STREET LLC
                                    By: 40 Wall Street Member Corp.
                                             (Managing Member)


                                    By: /s/ Donald J. Trump
                                       --------------------------------------
                                       Donald J. Trump, President


                                    A.B. WATLEY, INC.


                                    By: /s/ XXXXXXXXX
                                       -------------------------------------


                                    INTERNET FINANCIAL SERVICES, INC.


                                    By: /s/ XXXXXXXXX
                                       -------------------------------------

[LOGO]  THE TRUMP
        ORGANIZATION

        40 WALL STREET
        NEWYORK, N. Y 10005
        (212) 480-9026
        FACSIMILE (212) 482-6875

                                                            January 22, 1998

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Mr. Eric Steinberg
c/o A.B. Watley, Inc. and Internet Financial Services, Inc.
33 West 17th Street
New York, NY I 001 I

Re: Lease dated June 20,1997 - 40 Wall Development Associates, LLC with A.B.
    Watley, Inc. and Internet Financial Services, Inc. (jointly and severally) - Entire 27th Floor, Part 28th Floor - 40 Wall Street
    ----------------------------------------------------------------------------


Dear Mr. Steinberg:

The Preliminary Installations as described in Exhibit D, Part E, Paragraph (d) of the above mentioned Lease will be completed by January 23, 1998. This will advise that the Commencement Date of the above premises shall be January 23, 1998. The Rent Commencement Date shall be June 23, 1999. The Expiration Date shall be June 30, 2009.

Please acknowledge your consent to the foregoing by signing a copy of this letter and returning it to me.

                                           Sincerely,
                                           40 Wall Development Associates, LLC



                                           By: /s/ Michael E. Gochman
                                              ---------------------------------
                                                  Michael  E. Gochman

Agreed & consented to:

A.B. Watley, Inc. and Internet Financial Services, Inc.



By: /s/ Eric Steinberg
   ------------------------
        Eric Steinberg